SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                           FORM 8-A/A

                         AMENDMENT NO. 1


        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



                PACIFIC GAS AND ELECTRIC COMPANY
     -----------------------------------------------------
     (Exact name of registrant as specified in its charter)



      California                             94-0742640
-----------------------------------------------------------------
(State of incorporation                    (I.R.S. employer
    or organization)                      Identification no.)


        77 Beale Street, San Francisco, California 94177
        ------------------------------------------------
       (Address of principal executive offices) (Zip Code)


  Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class             Name of each exchange on which
     to be so registered             each class is to be registered
     -------------------             ------------------------------
     6.57% Redeemable First          American Stock Exchange
     Preferred Stock, $25 Par        Pacific Stock Exchange
     Value


  Securities to be registered pursuant to Section 12(g) of the Act:

                                 None


This Amendment No. 1 amends and restates in its entirety the Form
8-A Registration Statement dated as of September 25, 1992 previously filed by the Registrant pursuant to Section 12(g) of the Securities Exchange Act of 1934.

Item 1.        Description of Registrant's Securities to be
               Registered.

               Registrant hereby incorporates by reference the information set forth on the front cover page and under the caption "Description of the New Preferred Stock" appearing at page S-4 of its Prospectus Supplement dated September 15, 1992 and on the front cover page and under the caption "Description of the New Preferred Stock" appearing at pages 3 through 6 of its Prospectus dated July 15, 1992, previously filed with the Commission in connection with its Registration Statement on Form S-3 (Registration No. 33-48906) under the Securities Act of 1933.


Item 2.   Exhibits.

               *1.  Restated Articles of Incorporation of the
                    Company effective as of July 26, 1994 (Form
                    10-Q for quarter ended June 30, 1994 (File no. 1-2348), Exhibit 4.1).





               * Incorporated herein by reference.


                            SIGNATURE

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                              PACIFIC GAS AND ELECTRIC COMPANY



Dated:  January 8, 1996       By       KENT M. HARVEY
                                 ----------------------------
                                     Vice President and
                                         Treasurer